UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2018

Carolina Trust BancShares, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-55683	81-2019652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 735-1104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2018, Carolina Trust BancShares, Inc. (“Carolina Trust”), the parent holding company for Carolina Trust Bank, Lincolnton, North Carolina, and Clover Community Bankshares, Inc. (“Clover”), the parent holding company for Clover Community Bank, Clover, South Carolina, entered into an Agreement and Plan of Merger and Reorganization (the “Agreement”), which provides that, subject to the terms and conditions set forth in the Agreement, Clover will merge with and into Carolina Trust, with Carolina Trust being the surviving corporation in the merger. In addition, following the merger of Clover with and into Carolina Trust, Clover Community Bank will be merged with and into Carolina Trust Bank.

Subject to the terms and conditions of the Agreement, each share of Clover common stock will be converted into the right to receive either $22.00 in cash or 2.7181 shares of Carolina Trust’s common stock. Clover shareholders will have the option to elect the type of consideration that they would prefer to receive, subject to required proration as provided in the Agreement. The merger consideration will be prorated such that 20% of Clover’s common shares outstanding immediately prior to the closing of the merger will be converted to the cash consideration and 80% of Clover’s common shares outstanding immediately prior to the closing of the merger will be converted to the stock consideration. Cash will be paid in lieu of fractional shares.

In accordance with Clover’s articles of incorporation, each outstanding share of Clover preferred stock will automatically convert into one share of Clover common stock immediately prior to the closing of the merger. These shares of common stock will then be converted into the right to receive the merger consideration as described above.

Carolina Trust Bank will identify and appoint two non-employee members of Clover’s board of directors to the Carolina Trust Bank board of directors. The appointments will be effective immediately following the closing of the merger. Carolina Trust will nominate one of these former Clover directors for election by shareholders to the Carolina Trust board at Carolina Trust’s 2019 annual meeting of shareholders. From the closing of the merger until Carolina Trust’s 2019 annual meeting, one of the former Clover directors will have observation rights at meetings of the Carolina Trust board.

The Agreement contains customary representations and warranties from Carolina Trust and Clover, and Carolina Trust and Clover have agreed to customary covenants and other agreements.

The  boards of directors of Carolina Trust and Clover have unanimously approved the Agreement. Consummation of the merger is subject to a number of customary conditions, including the approval of the merger by the shareholders of each of Carolina Trust and Clover and the receipt of all required regulatory approvals, all in accordance with the terms of the Agreement.

The Agreement may be terminated in certain circumstances, including:

(1)          by mutual written consent of the parties;

(2)          by either party, in the event of a breach by the other party of any representation or warranty contained in the Agreement which breach cannot be or has not been cured within a specified period;

(3)          by either party, if consummation of the merger is prohibited by a regulatory, legal, or judicial action, or if either party’s shareholders fail to approve the merger;

(4)          by either party, in the event the merger is not consummated by March 31, 2019;

(5)          by Carolina Trust, if (A) the Clover board withdraws, qualifies, or modifies, in a manner adverse to Carolina Trust, its recommendation to Clover’s shareholders that they approve the Agreement; (B) the Clover board has approved, recommended, or proposed publicly to approve or recommend, an acquisition proposal by an entity other than Carolina Trust; (C) the Clover board fails to reaffirm its recommendation that Clover’s shareholders approve the Agreement following receipt of an acquisition proposal by an entity other than Carolina Trust and within ten business days of Carolina Trust’s request that it reaffirm such recommendation; or (D) Clover fails to comply in all material respects with its non-solicitation and shareholder meeting obligations under the Agreement; provided, that Carolina Trust is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Agreement; or

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(6)          by Clover, prior to the approval of Clover’s shareholders, in order to enter into a superior proposal, provided that Clover has complied in all material respects with its non-solicitation and shareholder meeting obligations under the Agreement.

If Clover terminates the Agreement pursuant to (6) above or Carolina Trust terminates the Agreement pursuant to (5) above, then Clover must pay a termination fee of $900,000 to Carolina Trust. The termination fee is also payable by Clover if (i) an acquisition proposal by a third party has been communicated to or otherwise made known to shareholders, senior management, or the board of Clover, or any person other than Carolina Trust has publicly announced an intention to make a proposal to acquire Clover, (ii) thereafter, the Agreement is terminated (A) by either party pursuant to item (4) listed above (if the Clover shareholder approval has not been obtained), (B) by Carolina Trust pursuant to item (2) above, or (C) by either party because Clover shareholders failed to approve the Agreement, and (iii) within twelve months of such termination, Clover is acquired by, or enters into an acquisition agreement with, a third party.

Each of Clover’s directors and executive officers has entered into a support agreement, which generally requires that the directors and executive officers vote all of their shares of Clover common stock and preferred stock in favor of the merger and against any alternative transactions and generally prohibit such individuals from transferring their shares of Clover common stock prior to consummation of the merger.

A copy of the Agreement is being filed as Exhibit 2.01 to this report and is incorporated by reference into this Item 1.01. The description of the Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the actual text of the Agreement. The Agreement has been included to provide information regarding the terms of the merger. It is not intended to provide any other factual information about Carolina Trust. Such information can be found in the other public filings that Carolina Trust makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

The Agreement contains representations and warranties the parties made to each other. These representations and warranties were made solely for the benefit of the other parties to the Agreement. In addition, such representations and warranties (a) have been qualified by confidential disclosures made by the parties in connection with the Agreement, (b) will not survive consummation of the merger, (c) are subject to certain materiality standards which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Agreement or such other date as is specified in the Agreement, and (e) may have been included in the Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

*          *          *          *

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements as to the benefits of the merger, including future financial and operating results, improved efficiencies, enhanced revenues, and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Carolina Trust and Clover intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Carolina Trust and Clover, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of Carolina Trust and Clover and their respective subsidiaries include, but are not limited to: the ability to obtain required regulatory and shareholder approvals and meet other closing conditions to the merger; the ability to complete the merger as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in Carolina Trust’s publicly filed documents. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Carolina Trust and Clover assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this report.

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Additional Information and Where to Find It

In connection with the proposed merger, Carolina Trust will file with the SEC a registration statement on Form S-4 with respect to the offering of Carolina Trust common stock as the merger consideration under the Securities Act of 1933, which will include a joint proxy statement of Carolina Trust and Clover and a prospectus of Carolina Trust. A definitive joint proxy statement/prospectus will be sent to the shareholders of each company seeking the required shareholder approvals. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus and other relevant documents when they become available because they will contain important information about the merger.

You will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. You will also be able to obtain free copies of these documents by directing a request by telephone or mail to Carolina Trust BancShares, Inc., 901 East Main Street, Lincolnton, North Carolina 28092, (704) 735-1104, or by accessing these documents at Carolina Trust’s website: www.carolinatrust.com; or by directing a request by telephone or mail to Clover Community Bankshares, Inc., 124 North Main Street, Clover, SC 29710, (803) 222-7660. The information on Carolina Trust’s website is not, and shall not be deemed to be, a part of or incorporated into any filings made with the SEC.

Participants in the Solicitation

Carolina Trust, Clover, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Carolina Trust and Clover in connection with the merger. Information about the directors and executive officers of Carolina Trust and their ownership of Carolina Trust common stock is set forth in Carolina Trust’s definitive proxy statement as previously filed with the SEC on March 29, 2018. Information about the directors and executive officers of Clover and their ownership of Clover common stock may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.01	Agreement and Plan of Merger and Reorganization by and between Carolina Trust BancShares, Inc. and Clover Community Bankshares, Inc., dated as of June 14, 2018*

*
Carolina Trust has omitted schedule and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. Carolina Trust hereby agrees to furnish supplementally to the SEC a copy of any omitted schedule or similar attachment upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA TRUST BANCSHARES, INC.

Date: June 20, 2018	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer